Exhibit 10.1

BIO-PATH HOLDINGS, INC.

2017 STOCK INCENTIVE PLAN

Effective October 23, 2017, the Board of Directors of Bio-Path Holdings, Inc., a Delaware corporation, adopted this Bio-Path Holdings, Inc. 2017 Stock Incentive Plan, subject to the approval of the stockholders in accordance with the bylaws of Bio-Path Holdings, Inc.

SECTION 1
PURPOSE OF THIS PLAN

1.1              Eligible Award Recipients. The persons eligible to receive Awards under the Bio-Path Holdings, Inc. 2017 Stock Incentive Plan (the “Plan”) are the Employees, Directors and Consultants who are responsible for or contribute to the management, growth and success of Bio-Path Holdings, Inc. (the “Company”) and its Affiliates.

1.2              General Purpose. The Company, by means of the Plan, seeks to retain and attract Employees, Directors and Consultants who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such Persons to participate in the long-term success and growth of the Company through the granting of the following Awards: (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, (iii) Restricted Shares, (iv) Restricted Share Units, (v) Stock Appreciation Rights, (vi) Performance-Based Awards; or (vii) any other award the Plan Administrator, in its sole and absolute discretion, deems appropriate to meet the objectives of this Plan.

SECTION 2
DEFINITIONS

As used in this Plan, the following terms shall have the meanings set forth below unless the context requires otherwise:

2.1              Affiliate. “Affiliate” shall mean, when used hereunder in connection with an Incentive Stock Option, any Parent Corporation or Subsidiary Corporation; when used hereunder in connection a Non-Qualified Stock Option or other Award intended to be exempt from Section 409A of the Code, any entity related to the Company under Section 414 of the Code, as modified by Section 409A of the Code; and for all other purposes hereunder, any entity controlling, controlled by, or under common control with the Company, in all instances, whether now or hereafter existing.

2.2              Award. “Award” shall mean the grant under this Plan of a Stock Option, a Restricted Share, a Restricted Share Unit, a Stock Appreciation Right, a Performance-Based Award or any other grant of incentive compensation pursuant to this Plan.

2.3              Award Agreement. “Award Agreement” shall mean the written agreement evidencing the terms and conditions of a grant of one or more Awards under this Plan to an Eligible Person. Each Award Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

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2.4              Award Date. “Award Date” shall mean the date on which an Award is granted to an Eligible Person.

2.5              Award Term. “Award Term” shall mean the maximum period during which a Participant may exercise, purchase, or otherwise benefit from an Award granted under this Plan.

2.6              Board. “Board” shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

2.7              Breach Event. “Breach Event” shall mean the Participant’s breach or default of an agreement, commitment or obligation to or with the Company or any Affiliate either during Participant’s Continuous Service or after Participant’s Termination Date, including, without limitation, breaching a confidentiality, noncompetition or non-solicitation agreement, covenant or obligation. The determination of whether a Breach Event has occurred shall be made in the sole and absolute discretion of the Plan Administrator.

2.8              Cause. “Cause” shall mean (a) Participant’s commission of any action constituting a criminal felony (other than automobile related violations) or other serious crime; (b) Participant’s willful and continued refusal to follow reasonable instructions of the Board or the Participant’s supervisor or manager, in each case which are material to the Company’s operations or prospects and only after the Board provides written notice to the Participant which identifies with reasonable specificity the manner in which the Participant refused to follow such instructions and Participant has been provided a reasonable opportunity to cure such deficiency; (c) Participant’s engagement in conduct that is materially injurious to the Company or an Affiliate; and (d) Participant devoting less than substantially all of his full time during normal business hours to the Company and which is not promptly cured after written notice from the Board or the Participant’s supervisor or manager to the Participant. If a Participant is a party to an employment or service agreement with the Company or an Affiliate and such agreement provides for a definition of “Cause,” the definition therein contained shall constitute “Cause” for purposes of this Plan in addition to the above definition. The determination of a Participant’s termination for “Cause” shall be made in the sole and absolute discretion of the Plan Administrator.

2.9              Change in Control. “Change in Control” shall mean the occurrence of any one of the following events:

(a)               a sale, transfer or other conveyance of all or substantially all of the assets of the Company on a consolidated basis;

(b)               the acquisition of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), directly or indirectly, of securities representing 50% or more of the total number of votes that may be cast for the election of directors of the Company;

(c)               the failure at any annual or special meeting of the Company’s stockholders held during the three-year period following a “solicitation in opposition” as defined in Rule 14a-6 promulgated under the Exchange Act, of a majority of the persons nominated

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by the Company in the proxy material mailed to shareholders by the management of the Company to win election to seats on the Board (such majority calculated based upon the total number of persons nominated by the Company failing to win election to seats on the Board divided by the total number of Board members of the Board as of the beginning of such three year period), excluding only those who die, retire voluntarily, are disabled or are otherwise disqualified in the interim between their nomination and the date of the meeting

(d)               a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as amended from time to time. The determination of whether a “Change in Control” has occurred shall be made in the sole and absolute discretion of the Board.

2.10          Code. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time (or any successor to such legislation), along with the regulations and guidance published in the Internal Revenue Bulletin from time to time.

2.11          Committee. “Committee” shall mean the Compensation Committee of the Board; provided, however, that in the event the Compensation Committee is not comprised solely of Outside Directors, then, with respect to any Performance-Based Award granted under this Plan to a Covered Employee, the Committee shall mean the two or more Outside Directors appointed by the Board to administer the Plan with respect to such Award.

2.12          Common Stock. “Common Stock” shall mean the authorized shares of common stock of the Company, par value $0.001 per share.

2.13          Company. “Company” shall mean Bio-Path Holdings, Inc., a corporation organized under the laws of the State of Delaware, and any successor thereto.

2.14          Consultant. “Consultant” shall mean any Person, including an advisor, engaged by the Company or any Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Company or any Affiliate pursuant to a written agreement. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their service as a Director or

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Directors who are paid by the Company for their service as a Director in accordance with any Director compensation policies adopted by the Board from time to time.

2.15          Continuous Service. “Continuous Service” means that the Participant’s service with the Company or any Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which Participant renders service to the Company or any Affiliate as an Employee, Consultant or Director or a change in the entity for which Participant renders such service, provided that there is no interruption or termination of Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. Notwithstanding the foregoing, with respect to an Incentive Stock Option, an Employee’s Continuous Service shall be deemed to have terminated in the event of a change in capacity from an Employee to a Consultant or non-Employee Director. The Plan Administrator will determine, in its sole and absolute discretion, whether Continuous Service will be considered interrupted in the case of any leave of absence approved by the Company, including sick leave, military leave or any other personal leave.

2.16          Covered Employee. “Covered Employee” shall mean the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

2.17          Director. “Director” shall mean a member of the Board, whether an Employee, former Employee, Outside Director or other non-Employee member.

2.18          Disability. “Disability” shall mean the Participant’s permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months. The term “Disability” shall also include any definition of disability that may be contained in any long-term disability plan maintained or sponsored by the Company from time to time. The determination of a Participant’s “Disability” shall be made in the sole and absolute discretion of the Plan Administrator.

2.19          Effective Date. “Effective Date” shall mean the date on which the Plan is approved by the stockholders of the Company in accordance with the bylaws of the Company.

2.20          Eligible Person. “Eligible Person” shall mean an Employee, Consultant, or Director eligible to receive an Award under Section 5 of this Plan.

2.21          Employee. “Employee” shall mean, for purposes of this Plan, a common-law employee of the Company or any Affiliate. Mere service as a Director or payment in accordance with any Director compensation policies adopted by the Board from time to time shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.22          Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time (or any successor to such legislation).

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2.23          Exercise Agreement. “Exercise Agreement” shall mean the written or electronic agreement delivered by Participant to the Plan Administrator to evidence Participant’s exercise of those rights provided under the applicable Award Agreement.

2.24          Exercise Date. “Exercise Date” shall mean the date set forth in the Exercise Agreement on which Participant exercises those rights provided under the applicable Award Agreement.

2.25          Exercise Price. “Exercise Price” shall mean the consideration required, as determined by the Plan Administrator and set out in the Award Agreement, to be remitted upon exercise of an Award.

2.26          Expiration Date. “Expiration Date” shall mean the date that is ten (10) years from the Effective Date, or, in the event the Plan is subsequently amended to make any change described in clause (iii) of subsection 18.1, the date that is ten (10) years from the earlier of the date on which such amendment is approved by the Board or the stockholders of the Company in accordance with the bylaws of the Company.

2.27          Fair Market Value. “Fair Market Value” shall mean, with respect to each Share,

(a)               If the Common Stock is listed on an established stock exchange or a national market system, including without limitation the Nasdaq Capital Market, the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the date of determination, as reported in The Wall Street Journal or such other source as the Plan Administrator, in its sole and absolute discretion deems reliable;

(b)               If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean of the high bid and low asked prices for the Common Stock on the last market trading day prior to the date of determination; or

(c)               In the absence of an established market for the Common Stock, the value established, in good faith, by the Board as of the determination date in accordance with the applicable regulations and guidance promulgated under Code Section 409A (or any successor provision thereto) and published in the Internal Revenue Bulletin.

2.28          Incentive Stock Option. “Incentive Stock Option” shall mean any option to purchase Shares awarded pursuant to Section 6 of this Plan that qualifies as an “incentive stock option” pursuant to Section 422 of the Code (or any successor provision thereto).

2.29          Non-Qualified Stock Option. “Non-Qualified Stock Option” shall mean any option to purchase Shares awarded pursuant to Section 6 of this Plan that does not qualify as an Incentive Stock Option (including, without limitation, any option to purchase Shares originally designated, or intended to qualify, as an Incentive Stock Option but that does not, for any reason whatsoever, qualify as an Incentive Stock Option).

2.30          Outside Director. “Outside Director” shall have the meaning set forth in Section 162(m) of the Code (or any successor provision thereto).

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2.31          Parent Corporation. “Parent Corporation” shall mean any entity (other than the Company) in an unbroken chain of entities ending with the Company, provided each entity in the unbroken chain (other than the Company) owns, at the time of the determination, ownership interests possessing fifty percent (50%) or more of the total combined voting power of all classes of ownership interests in one of the other entities in such chain; provided, however, that with respect to an Award of an Incentive Stock Option, the term “Parent Corporation” shall refer solely to an entity that is taxed under Federal income tax laws as a corporation.

2.32          Participant. “Participant” shall mean any Eligible Person who has been granted and holds an Award granted pursuant to this Plan.

2.33          Performance-Based Award. “Performance-Based Award” shall mean an Award the benefit of which is paid on account of the attainment (as certified in writing by the Plan Administrator) of one or more objective Performance Goals.

2.34          Performance Goal. “Performance Goal” shall mean the financial or other operational targets that need to be achieved as a condition for the Participant to receive a payment under a Performance-Based Award. Each Performance Goal shall be established by the Plan Administrator no later than the 90th day after the commencement of the Performance Period (or, if earlier, the day prior to the date on which twenty-five percent (25%) of the Performance Period has elapsed), and shall be based on one or more Performance Metrics, as determined by the Plan Administrator.

2.35          Performance Metrics. “Performance Metrics” shall mean any of the following: revenue; net revenue; revenue growth; net revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; EBITDA growth; adjusted EBITDA growth; funds from operations; funds from operations per share; operating income (loss); operating income growth; operating cash flow; adjusted operating cash flow return on income; net income; net income growth; pre- or after-tax income (loss); cash available for distribution; cash available for distribution per share; cash and/or cash equivalents available for operations; net earnings (loss); earnings (loss) per share; earnings per share growth; return on equity; return on assets; share price performance (based on historical performance or in relation to selected organizations or indices); total stockholder return; total stockholder return growth; economic value added; improvement in cash-flow (before or after tax); successful capital raises; successful completion of acquisitions; and confidential business unit objectives. Performance Metrics may be established on a consolidated basis, company-wide basis or with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. For purposes of calculating a Performance Metric, the following items may be disregarded: (i) a change in accounting principle, (ii) financing activities, (iii) intercompany dividends, (iv) expenses for restructuring or productivity initiatives, (v) other non-operating items, (vi) acquisitions or dispositions, (vii) discontinued operations, (viii) unusual or extraordinary events, transactions or developments, (ix) amortization of intangible assets, other significant income or expense outside of core on-going business activities, (x) other nonrecurring, unusual or infrequent items or events, and (xi) changes in the Code or other applicable law, as determined in the sole discretion of the Plan Administrator.

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2.36          Performance Period. “Performance Period” shall mean the period over which a Performance Metric is measured, which may be on a periodic, annual, cumulative or average basis.

2.37          Person. “Person” shall mean an individual, partnership, joint venture, corporation, limited liability company, trust, estate or other entity or organization.

2.38          Plan. “Plan” shall mean the Bio-Path Holdings, Inc. 2017 Stock Incentive Plan, as amended from time to time.

2.39          Plan Administrator. “Plan Administrator” shall mean the Board or the Committee appointed by the Board to administer the Plan pursuant to subsection 3.1 hereof.

2.40          Purchase Price. “Purchase Price” shall mean the consideration required, as determined by the Plan Administrator and set out in the Award Agreement, to be remitted upon grant of an Award of Restricted Shares.

2.41          Restricted Shares. “Restricted Shares” shall mean any Shares granted pursuant to Section 9 of this Plan that are subject to transferability restrictions and a substantial risk of forfeiture.

2.42          Restricted Share Units. “Restricted Share Units” shall mean any Award granted pursuant to Section 10 of this Plan denominated in Shares and subject to the terms, conditions and restrictions determined by the Plan Administrator and set forth in the applicable Award Agreement.

2.43          Restriction Period. “Restriction Period” shall mean the period during which Restricted Shares issued pursuant to Section 9 hereof or Restricted Share Units issued pursuant to Section 10 hereof are subject to transferability restrictions and a substantial risk of forfeiture.

2.44          Retirement. “Retirement” shall mean the Participant’s termination of Continuous Service at any time after the attainment of age 65, provided that such Participant has provided at least five years of Continuous Service.

2.45          Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended from time to time (or any successor to such legislation).

2.46          Shares. “Shares” shall mean shares of the Common Stock and any shares of capital stock or other securities hereafter issued or issuable upon, in respect of or in substitution or exchange for shares of Common Stock.

2.47          Stock Appreciation Right. “Stock Appreciation Right” shall mean any Award granted pursuant to Section 7 of this Plan for the right to receive cash, Shares or a combination of both, with a value equal to the excess of the Fair Market Value of the aggregate number of Shares subject to such Stock Appreciation Right on the Exercise Date over the Fair Market Value of the aggregate number of Shares subject to such Stock Appreciation Right on the Award Date.

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2.48          Stock Option. “Stock Option” shall mean any Incentive Stock Option or Non-Qualified Stock Option.

2.49          Subsidiary Corporation. “Subsidiary Corporation” shall mean any entity (other than the Company) in an unbroken chain of entities beginning with the Company, provided each entity (other than the last entity) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of ownership interests in one of the other entities in such chain; provided, however, that with respect to an Award of an Incentive Stock Option, the term “Subsidiary Corporation” shall refer solely to an entity that is taxed under Federal income tax laws as a corporation.

2.50          Ten Percent Stockholder. “Ten Percent Stockholder” shall mean an individual who, at the time a Stock Option is granted pursuant to Section 6 hereof, owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

2.51          Termination Date. “Termination Date” shall mean the date on which Participant’s Continuous Service with the Company (and all Affiliates) terminates due to death, Disability, voluntary termination, with or without Cause, or otherwise.

SECTION 3
ADMINISTRATION OF THE PLAN

3.1              Administration of Plan.

(a)               The Plan shall be administered by, and the Plan Administrator shall be, the Committee; provided, however, that any power, authority or discretion granted to the Committee as the Plan Administrator may also be taken by the Board (subject to Section 3.1(c)); provided, further, that (i) if a transaction is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by the Committee and (ii) if a transaction is intended to be exempt under Rule 16b-3 of the Exchange Act, it shall be structured to satisfy the requirements for exemption under Rule 16b-3 of the Exchange Act.

(b)               The Committee shall be authorized to act with respect to all matters relating to the administration of the Plan. The Committee will act by a majority of its members (or by unanimous vote if the Committee is comprised of two (2) members). To the extent the Committee shall cease to exist or no longer be authorized to act hereunder, the functions delegated to the Committee shall revert to the Board.

(c)               Notwithstanding anything contained herein to the contrary, any action taken by the Board under this Plan shall require the affirmative vote of a majority of Directors who are independent, if any, as determined under the rules of any national securities exchange on which the Common Stock is listed or traded or, if the Common Stock is not listed or traded on any national securities exchange, The NASDAQ Stock Market.

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3.2              Powers of the Plan Administrator. The Plan Administrator shall have the power, in its sole and absolute discretion, but subject to and within the limitations of, the express provisions of the Plan:

(a)               To determine from time to time which Eligible Persons shall be granted Awards under the Plan, provided that any Award granted to a member of the Committee shall be subject to the approval or ratification of the Board;

(b)               To determine when and how each Award shall be granted; what type or combination of types of Awards shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when an Award may be exercised; the number of Shares with respect to which an Award shall be granted to each such Person; the Exercise Price or the Purchase Price for Shares under an Award; the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award and any restrictions on Shares acquired pursuant to an Award; and any other terms and conditions of an Award that the Plan Administrator deems appropriate and as are not inconsistent with the terms of the Plan;

(c)               To determine whether, to what extent, and under what circumstances, to allow alternative payment options to exercise Awards, or pay withholding taxes imposed upon the grant, exercise or vesting of any Award, and the terms and conditions of such payment options;

(d)               To rely upon Employees for such clerical and recordkeeping duties as may be necessary in connection with the administration of this Plan;

(e)               To accelerate or defer (with the consent of the subject Participant) the vesting of any rights under an Award;

(f)                To establish, amend and revoke such rules and regulations as it may deem appropriate for the conduct of meetings and the proper administration of the Plan;

(g)               To delegate to one or more Persons the right to act on its behalf in such matters as authorized by the Plan Administrator;

(h)               To construe and interpret the Plan and Award Agreements issued hereunder;

(i)                 To amend the Plan or an Award Agreement to the extent provided under Section 18 hereof. The Plan Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective; and

(j)                 To take any and all other actions that are deemed necessary or advisable by the Plan Administrator for the administration of the Plan.

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3.3              Effect of Plan Administrator’s Decision. All determinations, interpretations and constructions made by the Plan Administrator in good faith shall not be subject to review by any Person and shall be final, binding and conclusive on all Persons. Any member of the Committee or the Board acting as Plan Administrator, and any officer or Employee of the Company or any Affiliate acting at the direction of the Plan Administrator, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent provided in subsection 19.6 hereof, be fully indemnified by the Company with respect to any such action or determination.

SECTION 4
SHARES SUBJECT TO PLAN AND RELATED ADJUSTMENTS

4.1              Share Reserve. Except as otherwise provided in this Section 4 and subsection 17.1, the maximum number of Shares that may be issued with respect to Awards granted pursuant to this Plan shall not exceed 12,000,000. All or any portion of the Share reserve may be issued in connection with the exercise of Incentive Stock Options. The Shares issued pursuant to this Plan may be authorized but unissued Shares or may be issued Shares that have been repurchased or acquired by the Company, including shares purchased by the Company on the open market for purposes of the Plan.

4.2              Maximum Award to Eligible Person.

(a)               The maximum number of Shares with respect to which Awards may be granted to an Eligible Person during any calendar year shall not exceed 3,000,000. For purposes of this subsection 4.2(a), an Award that has been granted to an Eligible Person during the calendar year, but which is subsequently forfeited or otherwise cancelled will be counted against the maximum number of Shares with respect to which Awards may be granted to such Eligible Person.

(b)               No non-Employee Director may be granted Awards covering Shares having a Fair Market Value of more than $300,000 on the grant date in any one calendar year.

4.3              Cancellation, Expiration, or Forfeiture of Award. To the extent that any Award granted pursuant to this Plan shall, on and after the Effective Date hereof, be forfeited, expire or be cancelled, in whole or in part, then the number of Shares subject to the Plan, as provided in subsection 4.1 (other than Shares issued with respect to Incentive Stock Options), shall be increased by the portion of such awards so forfeited, expired or cancelled and such forfeited, expired or cancelled Shares may again be awarded pursuant to the provisions of this Plan.

4.4              Payment in Shares. Notwithstanding anything contained herein to the contrary, Shares tendered in payment of the Exercise Price, Purchase Price or withholding taxes with respect to an Award shall not become, or again be, available for Awards under this Plan.

4.5              Awards Payable in Shares. The grant of Awards that may not be satisfied by issuance of Shares shall not count against the maximum number of Shares that may be issued under the Plan pursuant to subsection 4.1. Shares attributable to Awards that may be satisfied

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either by the issuance of Shares or by cash or other consideration shall be counted against the maximum number of Shares that may be issued under the Plan pursuant to subsection 4.1.

4.6              Repurchases of Shares. If Shares issued in connection with any Award granted pursuant to this Plan, shall, on and after the Effective Date, be repurchased by the Company, in whole or in part, then the number of Shares subject to the Plan pursuant to subsection 4.1 shall not be increased by that portion of the Shares repurchased by the Company and such repurchased Shares may not again be awarded pursuant to the provisions of this Plan.

4.7              Issuance of Share Certificates. Prior to the issuance of Common Stock hereunder, whether upon grant, exercise, or purchase under the applicable Award, Participant shall submit the consideration, if any, required under the applicable Award Agreement; payment or other provision for any applicable tax withholding obligations; and all documents to be executed and delivered by Participant in accordance with the provisions of this Plan and the applicable Award Agreement or as may otherwise be required by the Company or the Plan Administrator, including, without limitation, with respect to Restricted Shares, a stock power, endorsed in blank, relating to the Shares covered by such Award. The Company will evidence the issuance of Shares hereunder by any means appropriate, including, without limitation, book-entry registration or issuance of a duly executed Share certificate in the name of Participant, provided that stock certificates evidencing Restricted Shares granted pursuant to this Plan shall, if directed by the Company, be held in the custody of the Company or its duly authorized delegate until the restrictions thereon have lapsed. If certificates are issued, a separate certificate or certificates will be issued for Shares issued in connection with each type of Award granted to the Participant.

SECTION 5
ELIGIBILITY

5.1              Persons Eligible to Participate. The Plan Administrator shall determine, within the limitations of the Plan, the Employees, Consultants, and Directors to whom Awards are to be granted. In making the determination of whether to grant an Award to an Employee, Consultant, or Director, as well as the determination of the type of Award and terms of such Award, the Plan Administrator may consider such factors as the Plan Administrator, in its sole and absolute discretion, may deem relevant in connection with the purposes of this Plan.

5.2              Evidence of Participation. Each Award granted to an Eligible Person shall be evidenced by an Award Agreement, in such form as prescribed by the Plan Administrator and containing such terms and provisions as are not inconsistent with this Plan. The provisions of separate Award Agreements need not be identical, but each Award Agreement shall include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of the terms of the Plan. Each Award will be deemed to have been granted as of the date on which the Plan Administrator has completed the action declaring the Award, which date shall be specified by the Plan Administrator in the applicable Award Agreement, notwithstanding any delay which may elapse in executing and delivering such Award Agreement.

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SECTION 6
STOCK OPTIONS

6.1              Grant of Stock Options. The Plan Administrator may, in its sole and absolute discretion, grant Stock Options, whether alone or in addition to other Awards granted pursuant to this Plan, to any Eligible Person; provided, however, that Incentive Stock Options may only be granted to Employees. Each Eligible Person so selected shall be offered a Stock Option to purchase the number of Shares determined by the Plan Administrator and set forth in an Award Agreement. The Plan Administrator shall specify in the Award Agreement the number of Shares subject to the Award, whether such Stock Option is an Incentive Stock Option or Non-Qualified Stock Option, and such other terms or conditions as the Plan Administrator shall, in its sole and absolute discretion, determine appropriate and which are not inconsistent with the terms of the Plan.

6.2              Award Term. No Stock Option shall be exercisable after the expiration of the Award Term determined by the Plan Administrator and set out in Participant’s Award Agreement. Notwithstanding any provision to the contrary, the Award Term of any Stock Option granted under this Plan shall not exceed ten (10) years from the Award Date; provided, however, that no Incentive Stock Option granted to a Ten Percent Stockholder will be exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.

6.3              Exercise Price. The Exercise Price of each Stock Option granted under this Section 6 shall be established by the Plan Administrator as of the Award Date. Notwithstanding the foregoing, the Exercise Price of any Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Award Date (or if greater, the par value of such Common Stock) or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110% of the Fair Market Value of a Share on the Award Date.

6.4              Vesting of Stock Options. Except as may otherwise be provided in an Award Agreement, each Stock Option granted pursuant to this Plan may only be exercised to the extent that Participant is vested in such Stock Option. Except as otherwise provided under subsection 17.2 herein, each Stock Option shall vest separately in accordance with the vesting schedule determined by the Plan Administrator and set out in the applicable Award Agreement. Notwithstanding the foregoing, the Plan Administrator may accelerate the vesting schedule of any outstanding Stock Option to the extent the Plan Administrator determines, in its sole and absolute discretion, that such acceleration is not inconsistent with the purposes of this Plan.

6.5              Transferability of Option.

(a)               Rights to Transfer. A Stock Option shall be transferable to the extent provided in the Award Agreement; provided, however, that an Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of Participant only by Participant. If the Award Agreement does not provide for transferability, then the Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of Participant only by Participant.

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(b)               Evidence of Rights. The transferee of a Stock Option shall not be permitted to exercise the Stock Option unless and until such transferee has provided the Plan Administrator a copy of the will and/or such other evidence as the Plan Administrator determines necessary to establish the validity of the transfer.

6.6              Qualification of Incentive Stock Options.

(a)               Stockholder Approval of Plan. To the extent stockholder approval of this Plan is required by Section 422 of the Code, no Eligible Person shall be granted an Incentive Stock Option unless this Plan is approved by the stockholders of the Company within twelve (12) months before or after the date this Plan is adopted (or, if applicable, amended pursuant to clause (iii) of subsection 18.1) by the Board.

(b)               Fair Market Value Restrictions. To the extent that the aggregate Fair Market Value (determined on the Award Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Stock Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

(c)               Termination of Authority to Issue Incentive Stock Options. Notwithstanding any provision of this Plan to the contrary, no Incentive Stock Option shall be granted to any Employee after the Expiration Date.

(d)               Qualification of Incentive Stock Option. To the extent that a Stock Option designated as an Incentive Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions, the failure of the stockholders of the Company to timely approve the Plan, or the time or manner of its exercise or otherwise) such Stock Option or the portion thereof that does not qualify as an Incentive Stock Option shall be deemed to constitute a Non-Qualified Stock Option under this Plan.

(e)               Failure to Qualify. Notwithstanding any provision herein to the contrary, none of the Plan Administrator, the Company, any Affiliates, or the directors, officers or employees of the foregoing, shall have any liability to any Participant or any other Person if a Stock Option designated as an Incentive Stock Option fails to qualify as such at any time.

6.7              Payment in Lieu of Shares. Notwithstanding any provision to the contrary herein, upon exercise of any one or more Stock Options on or after Participant’s Termination Date, the Company may, in lieu of the issuance of Shares, remit to Participant (or his legal representative, estate, heirs, or designated beneficiary, as the case may be) a lump sum cash payment equal to the Fair Market Value of the Common Stock that would otherwise be issued under the applicable Stock Option(s), less the aggregate Exercise Price; provided, however, that such payment shall not be made unless the Company has sufficient capital and liquidity, as determined by the Board, in its sole and absolute discretion, to make such cash payment.

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SECTION 7
STOCK APPRECIATION RIGHTS

7.1              Grant of Stock Appreciation Rights. The Plan Administrator may grant Stock Appreciation Rights, whether alone or in addition to other Awards granted pursuant to this Plan, to any Eligible Individual. Each Stock Appreciation Right shall be evidenced by an Award Agreement, which shall include any conditions and restrictions as the Plan Administrator shall impose as are not inconsistent with the terms of the Plan.

7.2              Award Term. No Stock Appreciation Right shall be exercisable after the expiration of the Award Term determined by the Plan Administrator and set out in Participant’s Award Agreement.

7.3              Exercise Price. The Exercise Price of each Stock Appreciation Right granted under this Section 7 shall be established by the Plan Administrator or shall be determined by a method established by the Plan Administrator as of the Award Date, but in no event shall the Exercise Price be less than the Fair Market Value of a Share on the Award Date.

7.4              Vesting of Stock Appreciation Rights. Except as may otherwise be provided in an Award Agreement, each Stock Appreciation Right granted pursuant to this Plan may only be exercised to the extent that Participant is vested in such Stock Appreciation Right. Except as otherwise provided under subsection 17.2 herein, each Stock Appreciation Right shall vest separately in accordance with the vesting schedule determined by the Plan Administrator and set out in the applicable Award Agreement. Notwithstanding the foregoing, the Plan Administrator may accelerate the vesting schedule of any outstanding Stock Appreciation Right to the extent the Plan Administrator determines, in its sole and absolute discretion, that such acceleration is not inconsistent with the purposes of this Plan.

7.5              Transferability.

(a)               Right to Transfer. Except to the extent otherwise provided in the applicable Award Agreement, a Stock Appreciation Right shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of Participant only by Participant.

(b)               Designation of Beneficiary. Notwithstanding the foregoing, Participant may, by delivering written notice to the Plan Administrator, in a form satisfactory to the Plan Administrator, designate a third party who, in the event of the death of Participant, shall thereafter be entitled to exercise the Stock Appreciation Right.

(c)               Evidence of Rights. The transferee of a Stock Appreciation Right shall not be evidenced on the books and records of the Company unless and until such transferee has provided the Plan Administrator a copy of the will and/or such other evidence as the Plan Administrator determines necessary to establish the validity of the transfer.

7.6              Payment of Benefit. Except as otherwise expressly provided in the applicable Award Agreement, Participant shall be paid for the value of the Stock Appreciation Right in

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cash, Shares, or a combination thereof, as determined by the Plan Administrator in its sole and absolute discretion.

SECTION 8
EXERCISE OF STOCK OPTIONS AND
STOCK APPRECIATION RIGHTS

Each Stock Option and Stock Appreciation Right shall be exercised subject to, and in accordance with, this Section 8.

8.1              Time of Exercise.

(a)               Voluntary Termination of Service. Unless otherwise provided in the applicable Award Agreement, in the event Participant’s Continuous Service terminates (other than upon Participant’s death, Disability, Retirement by a Director, or for Cause, or upon occurrence of a Breach Event), Participant may exercise his Stock Option or Stock Appreciation Right (to the extent that Participant was entitled to exercise such Award as of the Termination Date) but only within such period of time ending on the earlier of (i) the day that is three (3) months from Participant’s Termination Date or (ii) the expiration of the Award Term. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event of a change in capacity of Participant from an Employee of the Company to either a non-Employee Director or Consultant, if Participant fails to exercise an Incentive Stock Option within the 3-month period from such Termination Date, as provided herein, the Incentive Stock Option shall, upon expiration of such 3-month period, become a Non-Qualified Stock Option under the Plan.

(b)               Death of Participant. Unless otherwise provided in the applicable Award Agreement, in the event Participant’s Continuous Service terminates by reason of such Participant’s death, Participant’s estate, heirs or designated beneficiary may exercise Participant’s Stock Option or Stock Appreciation Right (to the extent that Participant was entitled to exercise such Award as of the Termination Date) but only within such period of time ending on the earlier of (i) the day that is twelve (12) months from Participant’s Termination Date or (ii) the expiration of the Award Term.

(c)               Disability of Participant. Unless otherwise provided in the applicable Award Agreement, in the event Participant’s Continuous Service terminates by reason of such Participant’s Disability, Participant (or his legal representative) may exercise Participant’s Stock Option or Stock Appreciation Right (to the extent that Participant was entitled to exercise such Award as of the Termination Date) but only within such period of time ending on the earlier of (i) the day that is twelve (12) months from the Participant’s Termination Date or (ii) the expiration of the Award Term.

(d)               Retirement of Directors. Unless otherwise provided in the applicable Award Agreement, in the event of the Retirement of a Participant who is a Director, such Participant’s Stock Options or Stock Appreciation Rights will not terminate as a result of such Retirement, and such Participant shall be entitled to exercise such Stock Options or

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Stock Appreciation Rights (to the extent that Participant is entitled to exercise such Award as of the date of Retirement) during the applicable Award Term.

(e)               Discretion of Plan Administrator. The Plan Administrator shall have the sole discretion, exercisable at any time while the Stock Option or Stock Appreciation Right remains outstanding, to extend the time during which such Award is to remain exercisable following Participant’s Termination Date from the period otherwise in effect for that Award and set forth in the Award Agreement to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that the period in which the Award is exercisable shall not be extended to a date beyond the expiration of the Award Term. If the Plan Administrator extends the time during which an Incentive Stock Option will remain exercisable, then such extension shall be treated as the grant of a new Option as of the date of the extension.

(f)                Expiration of Award. If Participant does not exercise his Stock Option or Stock Appreciation Right within the periods specified in this Section 8, the Award shall terminate and will no longer be exercisable.

(g)               Lapsed and Cancelled Awards. Nothing contained in this Plan will be deemed to extend the term of an Award or to revive any Award that has previously lapsed or been cancelled, terminated or surrendered.

8.2              Procedure for Exercise. Each exercise of a Stock Option or Stock Appreciation Right shall be evidenced by an Exercise Agreement in the form prescribed by the Plan Administrator and duly executed by Participant (or his legal representative, estate, heirs, or designated beneficiary, as the case may be) and shall be accompanied by payment, if applicable, of the Exercise Price and withholding taxes imposed upon exercise of the Award.

SECTION 9
RESTRICTED SHARES

9.1              Grants of Restricted Shares. The Plan Administrator may, in its sole and absolute discretion, grant Restricted Shares, whether alone or in addition to other Awards granted pursuant to this Plan, to any Eligible Person. Each Eligible Person granted Restricted Shares shall execute an Award Agreement setting forth the terms and conditions of such Restricted Shares, including, without limitation, the Purchase Price, if any; the Restriction Period, which shall in no event exceed ten (10) years from the Award Date, and conditions of forfeitability, whether based on performance standards, period of service or otherwise.

9.2              Payment for Restricted Shares. Upon Participant’s acceptance of an applicable Award Agreement for Restricted Shares, Participant shall pay to the Company the Purchase Price, if any, for the Restricted Shares. Such Purchase Price may be paid in any manner permitted under Section 15 herein and set forth in the applicable Award Agreement. The Purchase Price, if any, shall be determined by the Plan Administrator, in its sole and absolute discretion, and set forth in the applicable Award Agreement.

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9.3              Terms of Restricted Shares.

(a)               Forfeiture of Restricted Shares. Subject to subsection 9.3(b) herein, and except as otherwise provided in the applicable Award Agreement, all Restricted Shares shall be forfeited and returned to the Company and all rights of Participant with respect to such Restricted Shares shall terminate unless Participant satisfies the requirements of the Award Agreement, which may include requirements for continuation of service, performance, and such other terms and conditions as the Plan Administrator, in its sole and absolute discretion, shall determine applicable with respect to the Restricted Shares.

(b)               Waiver of Restriction Period. Notwithstanding anything contained in this Section 9 to the contrary, the Plan Administrator may, in its sole and absolute discretion, waive the Restriction Period and any other conditions set forth in the applicable Award Agreement under appropriate circumstances (which may include the death or Disability of Participant, or a material change in circumstances arising after the Award Date) and impose such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Plan Administrator shall deem appropriate.

9.4              Transferability of Restricted Shares

(a)               Rights to Transfer. An Award of Restricted Shares shall be transferable to the extent provided in the Award Agreement. If the Award Agreement does not provide for transferability, then the Restricted Shares shall not be transferable except by will or by the laws of descent and distribution.

(b)               Evidence of Rights. The transferee of an Award of Restricted Shares shall not be evidenced on the books and records of the Company unless and until such transferee has provided the Plan Administrator a copy of the will and/or such other evidence as the Plan Administrator determines necessary to establish the validity of the transfer.

SECTION 10
RESTRICTED SHARE UNITS

10.1          Grant of Restricted Share Units. The Plan Administrator may, in its sole and absolute discretion, grant Restricted Share Units, whether alone or in addition to other Awards granted pursuant to this Plan, to any Eligible Person. Each Eligible Person granted Restricted Share Units shall execute an Award Agreement, which shall set forth such terms and conditions applicable to the Restricted Share Units as the Plan Administrator shall determine are appropriate and consistent with the provisions of the Plan, including the Restriction Period, which shall in no event exceed ten (10) years from the Award Date, and conditions of forfeitability, whether based on performance standards, period of service or otherwise. The Plan Administrator may, as of the Award Date, designate an Award of Restricted Share Units as a Performance-Based Award. A Restricted Share Unit shall represent an unfunded, unsecured right to receive one Share or cash equal to the Fair Market Value of a Share, as provided in the Award Agreement.

10.2          Terms of Restricted Share Units.

(a)               Forfeiture of Restricted Share Units. Subject to subsection 9.2(b) herein, and except as otherwise provided in the applicable Award Agreement, all Restricted

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Share Units shall be forfeited and all rights of a Participant with respect to such Restricted Share Units shall terminate unless the Participant satisfies the requirements of the Award Agreement, which may include requirements for continuation of service, performance, and such other terms and conditions as the Plan Administrator, in its sole and absolute discretion, shall determine to be applicable with respect to the Restricted Share Units.

(b)               Waiver of Restriction Period. Notwithstanding anything contained in this Section 9 to the contrary, the Plan Administrator may, in its sole and absolute discretion, waive the Restriction Period and any other conditions set forth in the applicable Award Agreement under appropriate circumstances (which may include the death or Disability of Participant, or a material change in circumstances arising after the Award Date) and impose such terms and conditions (including forfeiture of a proportionate number of the Restricted Share Units) as the Plan Administrator shall deem appropriate.

10.3          Settlement. Except as otherwise provided in an applicable Award Agreement, Restricted Share Units shall be settled no later than March 15th of the calendar year following the end of the calendar year in which such Restricted Share Units are no longer subject to a substantial risk of forfeiture. Notwithstanding the foregoing, settlement may occur after such date if (i) it is administratively impracticable to settle a Restricted Share Unit by such date and such impracticability was unforeseeable on the Award Date, provided that settlement occurs as soon as administratively practicable thereafter; or (ii) settlement by such date would jeopardize the ability of the Company to continue as a going concern, provided that settlement occurs as soon as doing so would not have such effect.

10.4          Transferability of Restricted Share Units.

(a)               Rights to Transfer. An Award of Restricted Share Units shall be transferable to the extent provided in the Award Agreement. If the Award Agreement does not provide for transferability, then the Restricted Share Units shall not be transferable except by will or by the laws of descent and distribution.

(b)               Evidence of Rights. The transferee of an Award of Restricted Share Units shall not be evidenced on the books and records of the Company unless and until such transferee has provided the Plan Administrator a copy of the will and/or such other evidence as the Plan Administrator determines necessary to establish the validity of the transfer.

SECTION 11
PHANTOM SHARE AWARDS

11.1          Grants of Phantom Shares. The Plan Administrator may grant Phantom Shares, whether alone or in addition to other Awards granted pursuant to this Plan, to any Eligible Individual. Each Phantom Share shall be evidenced by an Award Agreement, which shall include any conditions and restrictions as the Plan Administrator shall impose as are not inconsistent with the terms of the Plan.

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11.2          Award Accounts. Phantom Shares granted to a Participant shall be credited to a bookkeeping account to be maintained on behalf of such Participant. Participant shall not be entitled to the issuance of any Shares in connection with the grant of a Phantom Share. A Phantom Share shall represent an unfunded, unsecured right to receive one Share or cash equal to the Fair Market Value of a Share, as provided in the Award Agreement.

11.3          Vesting of Award. Participant shall be entitled to payment for each vested Phantom Share. Each Phantom Share shall vest separately in accordance with the vesting schedule or upon the occurrence of a designated event determined by the Plan Administrator, and set out in the applicable Award Agreement. Notwithstanding the foregoing, the Plan Administrator may accelerate the applicable vesting schedule if the Plan Administrator determines, in its sole and absolute discretion that the acceleration of such vesting schedule would be in the best interest of the Company.

11.4          Settlement of Award. Except as otherwise provided in the applicable Award Agreement, an Award of Phantom Shares shall be settled, in cash, no later than March 15th of the calendar year following the end of the calendar year in which the Change in Control or other specified event occurs, or such later date as may be permitted under Section 409A of the Code without resulting in a violation of Section 409A of the Code. A Phantom Share shall represent an unfunded, unsecured right to receive cash equal to the Fair Market Value of a Share, as provided in the Award Agreement.

SECTION 12
PERFORMANCE-BASED AWARDS

12.1          Grants of Performance-Based Awards. The Plan Administrator may grant Performance-Based Awards, whether alone or in addition to other Awards granted pursuant to this Plan, to any Eligible Individual. Each Performance-Based Award shall be evidenced by an Award Agreement, which agreement shall describe the terms of such Award, including the Performance Period, the Performance Goal(s) to be achieved, the Performance Metrics to be measured, whether such Award shall be forfeited upon termination of employment, the applicable settlement values upon achievement of the Performance Goals, and such other conditions and restrictions as the Plan Administrator shall impose as are not inconsistent with the terms of the Plan.

12.2          Achievement of Performance Goals. The extent to which any applicable Performance Goal has been achieved shall be conclusively determined by the Plan Administrator in its sole and absolute discretion. If the Plan Administrator determines, in its sole and absolute discretion, that the established Performance Goals or Performance Metrics are no longer suitable because of a change in the Company’s business, operations, corporate structure or for other reasons that the Plan Administrator deems satisfactory, the Plan Administrator may modify the performance measures or objectives and/or the performance period.

12.3          Payment of Award. Except as otherwise expressly provided in the applicable Award Agreement, Performance Awards shall be paid in cash, Shares, or a combination thereof, as determined by the Plan Administrator in its sole and absolute discretion. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or

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dates or upon attaining the performance objective or objectives, all at the sole and absolute discretion of the Plan Administrator and set out in the applicable Award Agreement.

12.4          Awards to Covered Employees. The Plan Administrator shall take all reasonable steps to ensure that Awards issued to Covered Employees constitute “performance-based compensation” under Section 162(m) of the Code, unless the Plan Administrator determines, in its sole and absolute discretion, that doing so would be inconsistent with the purposes of this Plan or the interests of the Company.

SECTION 13
OTHER AWARDS

The Plan Administrator may grant to any Eligible Individual other forms of Awards based upon, payable in or otherwise related to, in whole or in part, the Common Stock, if the Plan Administrator, in its sole discretion, determines that such other form of Award is consistent with the purposes of this Plan. The terms and conditions of such other form of Award shall be specified in an Award Agreement that sets forth the terms and conditions of such Award, including, but not limited to, the price, if any, and the vesting schedule, if any, of such Award and shall include any conditions and restrictions as the Plan Administrator shall impose as are not inconsistent with the terms of the Plan. Such Awards may be granted for such minimum consideration, if any, as may be required by applicable law or for such other greater consideration as may be determined by the Plan Administrator, in its sole and absolute discretion.

SECTION 14
STOCKHOLDER RIGHTS

Except to the extent otherwise provided in the applicable Award Agreement, no Person shall have any rights as a stockholder of the Company with respect to any Shares of Common Stock subject to an Award unless and until such Person becomes the holder of record of such Shares pursuant to subsection 4.7 hereof, and except as otherwise permitted by subsection 17.1, no adjustment will be made for dividends or other distributions in respect of such Shares for which the record date is prior to the date on which such Person has become the holder of record. For these purposes, a Participant who receives a grant of Restricted Shares shall become a holder of record as of the Award Date or, if later, the date on which the applicable Purchase Price is paid, and shall thereafter be entitled to the voting and dividend rights appurtenant to such Shares.

SECTION 15
PAYMENTS UNDER AWARDS

15.1          Consideration for Shares. Except as otherwise provided in this Plan, consideration for Shares purchased under Awards may be submitted only in such amounts and at such intervals of time as specified in the applicable Award Agreement:

(a)               by payment to the Company of the amount of such consideration by cash, wire transfer, certified check or bank draft;

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(b)               by execution of a promissory note, to be submitted with a stock power, endorsed in blank relating to the Shares held as collateral for such note;

(c)               by “net exercise”, pursuant to which the Company withholds from the Shares that would otherwise be issued upon exercise of an Award that number of Shares with a Fair Market Value equal to the Exercise Price for the Award;

(d)               through a broker-dealer acting on behalf of Participant if (i) the broker-dealer has received a fully and duly endorsed copy of the Award Agreement and a fully and duly endorsed notice of exercise or purchase, along with written instructions signed by Participant requesting that the Company deliver Shares to the broker-dealer to be held in a designated account on behalf of Participant; (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon grant, exercise, or vesting; and (iii) the broker-dealer and Participant have otherwise complied with applicable securities laws;

(e)               through the delivery of unrestricted Shares having a Fair Market Value equal to the Exercise Price and owned by Participant for more than six (6) months (or such shorter or longer period of time as is necessary to avoid a charge to earnings on the Company’s financial statements) or that otherwise meet the conditions established by the Company to avoid adverse accounting consequences (as determined by the Company);

(f)                any combination of one or more methods described herein; or

(g)               any other consideration deemed acceptable by the Plan Administrator, in its sole and absolute discretion.

Notwithstanding any provision herein to the contrary, Participant shall not be permitted to exercise an Incentive Stock Option pursuant to paragraphs (c) - (g) above unless the Award Agreement specifically permits such method of exercise on the Award Date.

15.2          Withholding Requirements. The amount, as determined by the Plan Administrator, of any federal, state or local tax required to be withheld by the Company due to the grant, exercise, or vesting of an Award must be submitted in such amounts and at such time as specified in the applicable Award Agreement:

(a)               by payment to the Company of the amount of such withholding obligation by cash, wire transfer, certified check or bank draft;

(b)               through either (i) the retention by the Company of a number of Shares out of the Shares being acquired through the Award or (ii) the delivery of unrestricted Shares owned by Participant for more than six (6) months (or such shorter or longer period as is necessary to avoid a charge to earnings on the Company’s financial statements) and having a Fair Market Value equal to the minimum withholding obligation or that otherwise meet the conditions established by the Company to avoid adverse accounting consequences (as determined by the Company); or

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(c)               pursuant to a written agreement between Participant and the Company authorizing the Company to withhold from such Participant’s regular wages the amount of such withholding tax obligation.

If Participant elects to use and the Plan Administrator permits either method described in subsection 15.2(b) herein in full or partial satisfaction of any withholding tax liability resulting from the grant, exercise or vesting of an Award hereunder, the Company shall remit an amount equal to the Fair Market Value of the Shares so withheld or delivered, as the case may be, to the appropriate taxing authorities.

SECTION 16
COMPLIANCE WITH SECURITIES AND OTHER LAWS

16.1          Securities Laws. Notwithstanding any other provision of this Plan, the Company shall not be obligated to sell or issue any Shares pursuant to any Award granted under this Plan unless (a) the Shares have been registered under applicable Federal securities law, (b) the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction to the extent necessary to comply with applicable state securities laws, (c) the Shares have been duly listed or quoted on a national securities exchange or automated quotation system of a registered securities association in accordance with the procedures specified thereunder and (d) with respect to Participants subject to Section 16 of the Exchange Act, the Company determines that the Plan, the Award Agreement and the sale or issuance of Shares thereunder, comply with all applicable provisions of Rule 16b-3 of the Exchange Act (or any successor provision thereto). The Plan Administrator may modify or revoke all or any provision of an Award Agreement in order to comply with applicable federal and state securities laws and none of the Company, the Plan Administrator, or any Director, officer, employee, agent or representative thereof will have liability to any Person for refusing to issue, deliver or transfer any Award or any Share issuable in connection with such Award if such refusal is based upon the foregoing provisions of this subsection 16.1.

16.2          Prohibition on Deferred Compensation. Notwithstanding any provision herein to the contrary, any Award issued hereunder that constitutes a deferral of compensation under a “nonqualified deferred compensation plan”, as such term is defined under Section 409A(d)(1) of the Code (or a successor provision thereto), shall be modified or cancelled to comply with the requirements of Section 409A of the Code (or a successor provision thereto) and applicable guidance published in the Internal Revenue Bulletin.

SECTION 17
ADJUSTMENTS TO AWARDS

17.1          Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of Shares, exchange of Shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the class(es) and maximum number of Shares available for issuance under the Plan pursuant to subsection 4.1 and

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available for issuance to an Eligible Person pursuant to subsection 4.2, and all outstanding Awards shall be appropriately adjusted in the class(es) and number of Shares and price per Share of Common Stock subject to such outstanding Awards. The Plan Administrator shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company).

17.2          Change in Control. In the event of a Change in Control, unless the Plan Administrator determines otherwise, then with respect to Awards held by Participants whose Continuous Service has not terminated:

(a)               Notice and Acceleration. (i) The Company shall provide each Participant written notice of such Change in Control, (ii) all outstanding Stock Options and Stock Appreciation Rights of such Participant shall automatically accelerate and become fully exercisable, and (iii) the restrictions and conditions on all outstanding Restricted Shares and Restricted Share Units held by such Participant shall immediately lapse.

(b)               Assumption of Grants. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Plan Administrator determines otherwise, all outstanding Stock Options and Stock Appreciation Rights that are not exercised shall be assumed by, or replaced with comparable options or rights, by the surviving corporation.

(c)               Other Alternatives. Notwithstanding the foregoing, in the event of a Change in Control, the Plan Administrator may take one or both of the following actions: the Plan Administrator may (i) require that Participants surrender their outstanding Stock Options and Stock Appreciation Rights in exchange for a payment by the Company, in cash or Common Stock as determined by the Plan Administrator, in an amount equal to the amount by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised Stock Options and Stock Appreciation Rights exceeds the Exercise Price of the Stock Options, or the Fair Market Value of the Stock Appreciation Rights on the Award Date, as applicable, or (ii) after giving Participants an opportunity to exercise their outstanding Stock Options and Stock Appreciation Rights, terminate any or all unexercised Stock Options and Stock Appreciation Rights at such time as the Plan Administrator deems appropriate. Such surrender or termination shall take place as of the date of the Change in Control or such other date as the Committee may specify.

17.3          Termination for Cause. Except to the extent otherwise provided in the applicable Award Agreement(s), in the event Participant’s Continuous Service is terminated for Cause, all outstanding Awards held by such Participant, whether or not vested, shall immediately terminate without consideration to Participant.

17.4          Breach Event. Except to the extent otherwise provided in the applicable Award Agreement(s), upon the earliest occurrence of a Breach Event, all outstanding Awards held by such Participant, whether or not vested, shall immediately terminate without consideration to Participant.

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SECTION 18
AMENDMENT AND TERMINATION

18.1          Amendment of Plan. Notwithstanding anything contained in this Plan to the contrary, all provisions of this Plan may at any time, or from time to time, be modified or amended by the Board; provided, however, that no amendment or modification shall be made to the Plan that would (i) impair the rights of any Participant with respect to an outstanding Award issued to such Participant, unless the Participant impaired by the amendment or modification consents to such change in writing; (ii) expand the types of Awards available under the Plan or otherwise materially revise the Plan; or (iii) increase the number of Shares reserved for issuance under the Plan (other than in accordance with an adjustment pursuant to subsection 17.1 hereof), modify the class of Persons eligible to receive Awards under the Plan, or change the identity of the granting company or the Shares issued upon exercise of Incentive Stock Options, unless an amendment under (ii) or (iii) above is approved by the stockholders of the Company within twelve (12) months before or after such amendment. In addition, the Plan Administrator shall be authorized, to the same extent as the Board, to correct any defect, omission or inconsistency in the Plan in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

18.2          Amendment of Award. The Plan Administrator may amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of this Plan; provided, however, that a Participant’s rights under the Award shall not be impaired by such amendment unless (i) the Plan Administrator requests the consent of such Participant and (ii) Participant consents in writing.

18.3          Termination of Plan. The Board may suspend or terminate this Plan at any time, and such suspension or termination may be retroactive or prospective; provided that the termination of this Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder thereof shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated by the terms of such Award. Absent any action by the Board to terminate or suspend the Plan, the Plan shall automatically terminate on the Expiration Date.

SECTION 19
GENERAL PROVISIONS

19.1          General Assets. The proceeds to be received by the Company upon exercise of any Award or purchase of Shares pursuant to any Award will constitute general assets of the Company and may be used for any proper purposes.

19.2          No Assignment or Alienation. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award or Shares issued in connection with an Award contrary to the provisions of this Plan, the applicable Award Agreement, or the levy of any execution, attachment or similar process upon an Award or Shares issued in connection with an Award shall be null and void and without effect.

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19.3          No Limit on Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

19.4          Tax Withholding. The Plan Administrator shall notify each Participant of any tax withholding obligations arising as a result of the grant, exercise or vesting of an Award. As a condition to Participant’s exercise of an Award and, if applicable, the issuance of Shares, Participant must satisfy the applicable withholding obligation as may be required by law in a manner permitted under Section 15.2 hereof.

19.5          No Right to Employment or Continuation of Relationship. Nothing in this Plan or in any Award Agreement, nor the grant of any Award, shall confer upon or be construed as giving any Participant any right to remain in the employ of the Company or an Affiliate or to continue as a Consultant or non-Employee Director. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or terminate the relationship of any Consultant or non-Employee Director with the Company or any Affiliate, free from any liability or any claim pursuant to this Plan, unless otherwise expressly provided in this Plan or in any Award Agreement. No Consultant, Director or Employee of the Company or any Affiliate shall have any claim to be granted an Award, and there is no obligation for uniformity of treatment of any Consultant, Director or Employee of the Company or any Affiliate, or of any Participant.

19.6          Indemnification of Plan Administrator. The Company shall indemnify each present and future member of the Committee or the Board acting in its capacity as Plan Administrator, as well as any officer or employee acting at the direction of the Plan Administrator or its authorized delegate, for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his performance of services in connection with the administration of this Plan, whether or not he continues to perform such services at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by such individual (a) in respect of matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duties hereunder or (b) in respect of any matter in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, or administrators of the estate of each such member of the Committee or the Board, as well as any employee acting at the direction of the Plan Administrator or its authorized delegate, and shall be in addition to all other rights to which such member, officer or employee shall be entitled as a matter of law, contract, or otherwise.

19.7          No Limitation Upon the Rights of the Company. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, or changes of its capital or business structure; to merge, convert or consolidate; to dissolve or liquidate; or sell or transfer all or any part of its business or assets.

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19.8          No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan. If an Award vests or becomes exercisable with respect to a fractional Share, such installment will instead be rounded to the next highest whole number of Shares, except for the final installment, which will be for the balance of the total Shares subject to the Award. If a fractional Share is granted or issuable under an Award, the Plan Administrator shall pay cash to Participant in an amount equal to the proportional Fair Market Value of such fractional Share in lieu of any such fractional Share, and any rights with respect to such fractional Share shall be cancelled, terminated and otherwise eliminated.

19.9          Restriction on Repricing. Notwithstanding any provision in this Plan to the contrary, repricing of Stock Options and Stock Appreciation Rights shall not be permitted. For this purpose, a repricing means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a Stock Option or a Stock Appreciation Right to lower its exercise price; (ii) any other action that is treated as a repricing under generally accepted accounting principles; and (iii) repurchasing or canceling a Stock Option or Stock Appreciation Right at a time when its exercise price is equal to or greater than the fair market value of the underlying Shares in exchange for cash, another Stock Option, Stock Appreciation Right, Restricted Shares or other equity award. Such cancellation and exchange would be considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

19.10      Clawback of Benefits. Notwithstanding any other provisions in this Plan or an Award Agreement to the contrary, the Company may cancel any Award, require the Participant to reimburse any or all amounts paid pursuant to an Award or under the terms of this Plan, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time.

19.11      GOVERNING LAW. TO THE EXTENT NOT OTHERWISE PREEMPTED BY FEDERAL LAW, THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS PLAN AND ANY RULES AND REGULATIONS RELATING TO THIS PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

19.12      Qualification of Plan. This Plan is not intended to be, and shall not be, qualified under Section 401(a) of the Code.

19.13      Unfunded Benefits. Each Award represents an unfunded, unsecured right to receive cash or Shares upon settlement of the Award. The Company shall not be obligated to set aside any amounts or establish a trust for the payment of benefits hereunder, unless otherwise specifically provided herein.

19.14      Compliance within Jurisdiction. Notwithstanding any provision herein to the contrary, this Plan shall not be effective in any jurisdiction, and no Awards shall be granted to residents thereof, unless the Plan has been properly qualified under the applicable securities laws, if any, of such jurisdiction, if such proper qualification is required pursuant to such securities laws, if any.

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19.15      Severability. If any provision of this Plan or any Award is, or becomes, or is deemed to be, invalid, illegal or unenforceable in any jurisdiction or as to any individual or Award, or would cause this Plan or any Award to fail to comply under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable law, or if it cannot be construed or deemed amended without, in the sole determination of the Plan Administrator, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, individual or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

19.16      Headings. Headings are given throughout this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

19.17      Gender and Number. In construing the Plan, any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural, except when otherwise indicated by the context.

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